UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 24, 2017

ASHFORD INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 24, 2017, Ashford Inc., a Maryland corporation (the “Company”), entered into a Mutual Termination Agreement by and among Remington Holdings, LP (“Remington”), Archie Bennett, Jr. and Monty J. Bennett (individually an “LP Transferor,” and collectively, the “LP Transferors”); Remington Holdings GP, LLC (the “General Partner,” and together with the LP Transferors, the “Remington Holders”); solely for the purpose of conveying its interest in the Economic Interest (as defined below), MJB Investments, LP (“MJB Investments”); solely for the purpose of conveying his interest in the Profits Interest (as defined below), Mark A. Sharkey (“Sharkey”); Ashford Advisors, Inc., a wholly owned subsidiary of the Company (“Newco”); Remington Hospitality Management, Inc., a wholly owned subsidiary of Newco (“Newco Sub”); Ashford GP Holdings I, LLC, a wholly owned subsidiary of Newco (“GP Holdings I”); and Remington GP Holdings, LLC, a wholly owned subsidiary of Newco Sub (“GP Holdings” and, collectively with the Company, Remington, the Remington Holders, MJB Investments, Sharkey, Newco, Newco Sub, GP Holdings I and GP Holdings, the “Parties”), pursuant to which the Acquisition Agreement by and among the Parties, dated September 17, 2015, as subsequently amended (the “Acquisition Agreement”), was terminated. The Acquisition Agreement was terminated upon determination by the Parties that the Internal Revenue Service would not issue a private letter ruling stating that Remington will not fail to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Internal Revenue Code of 1986, as amended, with respect to specified clients as a result of certain circumstances specified in the Acquisition Agreement (the “Private Letter Ruling”). The receipt of the Private Letter Ruling was a condition to the closing of the Transactions (as defined below).

There are no material termination penalties incurred by the Company as a result of the termination of the Acquisition Agreement.

Relationships Among the Parties

The Company serves as the advisor to Ashford Hospitality Prime, Inc. (“Ashford Prime”) and Ashford Hospitality Trust, Inc. (“Ashford Trust”), from which the Company was spun-off in November 2014. Ashford Prime and Ashford Trust are real estate investment trusts listed on the New York Stock Exchange. Prior to the Company’s spin-off, the Company entered into a mutual exclusivity agreement with Remington Lodging & Hospitality, LLC, (“Remington Lodging”), a property management company owned by the LP Transferors and a wholly owned subsidiary of Remington, pursuant to which the Company agreed, subject to certain terms and conditions, to utilize Remington Lodging to provide property management, project management, development and related services for all hotels, if any, that the Company may acquire as well as all hotels that future companies advised by the Company may acquire.

Mr. Monty J. Bennett serves as chairman of the board of directors of the Company and Chief Executive Officer of the Company. He also serves as chairman of the board of each of Ashford Trust and Ashford Prime and as chairman of the board and chief executive officer of Remington Lodging. Mr. Archie Bennett, Jr. is Chairman Emeritus of Ashford Trust and Chairman of Remington. Each of Mr. Archie Bennett, Jr. and Mr. Monty J. Bennett owns a fifty-percent limited partnership interest in Remington and a fifty-percent general partnership interest in Remington.

As of March 30, 2017, Mr. Archie Bennett, Jr. and Mr. Monty J. Bennett together own, or otherwise control, directly or indirectly, 308,189 shares of common stock of the Company (excluding (i) 195,000 shares of common stock issuable upon the exercise of options; (ii) 1,709 units of Ashford Hospitality Advisors LLC, the Company’s operating subsidiary, which units are redeemable for cash or, at the option of the Company, convertible into shares of the Company’s common stock; and (iii) 208,567 shares of common stock reserved for issuance pursuant to the Company’s deferred compensation plan), which represented 15.3% of the equity interest in the Company.

Mr. Monty J. Bennett owns all of the equity interest in MJB Investments, and holds his economic interest in the limited partnership interests in Remington through MJB Investments (the “Economic Interest”).

Acquisition Agreement

If the transactions under the Acquisition Agreement (including the exchange of the Company’s assets described below, the “Transactions”) had closed, (i) the LP Transferors would have transferred, in equal amounts, 80% of the limited partnership interests in Remington to Newco and the General Partner would have transferred all of the general partnership interests in Remington to GP Holdings I and GP Holdings; (ii) MJB Investments would have transferred 80% of the Economic Interest to Newco; and (iii) Sharkey would have transferred to Newco his equity ownership interest in Remington that, subject to certain terms, would have entitled him to up to $3 million of the total economics in Remington under certain circumstances to Newco (the “Profits Interest” and collectively, the “Transferred Securities”). The LP Transferors would have retained an aggregate 20% limited partnership interest in Remington.

In consideration for the Transferred Securities, the respective holders thereof would have received aggregate consideration as follows: (i) 916,500 shares of nonvoting common stock of Newco, (ii) 9,200,000 shares of Newco 6.625% Convertible Preferred Stock (“Newco Preferred Stock”), and (iii) solely in exchange for the general partnership interests in Remington, a non-negotiable promissory note issued by Newco Sub in the aggregate principal amount of $10,000,000 payable in sixteen consecutive and equal quarterly installments (the “Newco Sub Promissory Note”). If the closing of the Transactions had occurred, Newco would have also paid up to $2,750,000 of (i) all transaction expenses incurred by Remington and the Remington Holders, and (ii) bonus and other payments made to employees and agents of Remington and its subsidiaries in connection with the closing.

The Acquisition Agreement provided that at, and as a condition to, the closing of the Transactions, as part of an overall plan of exchange that includes the transfer of the Transferred Securities (other than the Transferred Securities that are transferred for the Newco Sub Promissory Note), the Company would have contributed all of its assets and liabilities, including its ownership interest in its subsidiaries, to Newco, in exchange for shares of voting common stock of Newco. After the contribution of the assets by the Company and the closing of the Transactions, the Company would have owned 70.6% of the common stock of Newco, and the LP Transferors would have owned 29.4% of the common stock of Newco.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2017

ASHFORD INC.
By: /s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel